UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2002

PAXSON COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

601 Clearwater Park Road, West Palm Beach, FL 33401-6233

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 659-4122

N/A

(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

           (c) Exhibits. The following item is furnished as an Exhibit to this Report:

99.1	Press release dated December 16, 2002 announcing that the Registrant’s President and Chief Executive Officer, Jeff Sagansky has accepted the role of Vice-Chairman of the Board of Directors of the Registrant while relinquishing his title of President and Chief Executive Officer.

ITEM 9. REGULATION FD DISCLOSURE

     On December 16, 2002, the Registrant announced that its President and Chief Executive Officer, Jeff Sagansky has accepted the role of Vice-Chairman of the Board of Directors of the Registrant. In addition to his role on the Board, Mr. Sagansky will remain as a consultant to the Registrant while relinquishing his title of President and Chief Executive Officer. The Registrant’s Chairman, Lowell W. Paxson, will assume the role of Chief Executive Officer in addition to his role of Chairman of the Board of Directors. Dean Goodman, the Chief Operating Officer of the Registrant will become President as well as Chief Operating Officer of the Registrant. The Registrant has furnished the press release announcing these events as Exhibit 99.1 to this Form 8-K.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAXSON COMMUNICATIONS CORPORATION (Registrant)

By: /s/ Thomas E. Severson, Jr.

Date: December 18, 2002	Thomas E. Severson, Jr. Senior Vice President Chief Financial Officer and Treasurer

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